UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

Great Elm Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01211	81-2621577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA 02453	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (617) 375-3006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement.

On September 20, 2017, the registrant gave notice of its exercise of the right to redeem of all of its outstanding Senior Notes due 2020 (the “Notes”). The Notes are traded on NASDAQ under the symbol “FULLL”, the CUSIP 390320 208

, and bear interest at 8.25%.  The redemption price is 100% of the par value of the note, plus accrued and unpaid interest and will be effected at the close of business on October 20, 2017.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit
Number	Description
99.1	Notice of redemption

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of September 20, 2017.

GREAT ELM CAPITAL CORP.

/s/ Michael J. Sell

By:  Michael J. Sell

Title:  Chief Financial Officer